File No. 33-77472
                                                  File No. 811-08468

                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


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Filed by party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
     Rule 14a-12


                               Pioneer India Fund
                  (Name of Registrant as Specified in Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

PIONEER INDIA FUND                                                [logo PIONEER]

Q U A R T E R L Y   R E P O R T   7 / 3 1 / 9 8

[two-column format]

Dear Shareowner,

Pioneer India Fund's Class A Shares returned -18.56% at net asset value, outperforming the -23.78% average return of the 87 funds in the Lipper Pacific ex-Japan category for the three months ended July 31. The negative total return reflected the inherent risks of international investing especially in a single country fund. Political and social unrest as well as currency fluctuations were just a few of the factors affecting your fund.

Over the period, the Bharatiya Janta Party (BJP) continued to push through economic reform, in part, to counter economic sanctions leveled by the United States. While the sanctions have not yet had an impact, we are concerned that they could, in the long run, constrict the flow of capital into India and impede the country's growth in the global marketplace.

We continued to move the Fund's investments out of the basic materials, consumer cyclicals and energy sectors and into technology and healthcare. Our current preference remains software and pharmaceutical companies that are less sensitive to the national economy. INFOSYS TECHNOLOGIES, a software developer, joined the Fund's list of 10 largest holdings.

On a different note, a special meeting will be held September 15 for shareowners of Pioneer India Fund to vote on a number of important proposals. One of those proposals, if approved, would change the Fund's primary investment focus, allowing the Fund to broaden its investment exposure to include countries in Asia (excluding Japan) as well as the Indian Subcontinent. The Fund's name would change to Pioneer Indo-Asia Fund. We remain committed to the long-term potential for growth in India and Asia and are excited by the opportunities the new investment focus could provide.

Respectfully,


/s/ Christopher D. Lively
Christopher D. Lively
Portfolio Manager

--------------------------------------------------------------------------------
P o r t f o l i o   D i v e r s i f i c a t i o n
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[pie chart]                   [clockwise]

International Common Stocks 70.7%
Depositary Receipts for International Stocks 23.1%
Short-Term Cash Equivalents 6.0%
Corporate Bonds 0.1%
Warrants 0.1%

--------------------------------------------------------------------------------
S e c t o r   D i s t r i b u t i o n
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[pie chart]                   [clockwise]

Technology 26%                Basic Materials 9%
Energy 14%                    Consumer Cyclicals 6%
Financial 13%                 Capital Goods 4%
Communication Services 13%    Utilities 3%
Healthcare 11%                Consumer Staples 1%

--------------------------------------------------------------------------------
1 0  L a r g e s t   H o l d i n g s
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

1. Satyam Computer Services     7.71%   6. Hindustan Petroleum Corp. Ltd.  5.02%
--------------------------------------------------------------------------------
2. Tata Infotech Ltd.           5.80    7. Ranbaxy Laboratories Ltd.       4.20
--------------------------------------------------------------------------------
3. Videsh Sanchar
   Nigam Ltd. (G.D.R)           5.59    8. Mahanagar Telephone Nigam Ltd.  3.97
--------------------------------------------------------------------------------
4. Bharat Petroleum Ltd.        5.40    9. NIIT Ltd.                       3.60
--------------------------------------------------------------------------------
5. Infosys Technologies Ltd.    5.24   10. Industrial Credit & Investment
                                           Corp. of India Ltd.             3.21
--------------------------------------------------------------------------------
   Fund holdings will vary for other periods.

   THIS REPORT MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT FUND PROSPECTUS.

PIONEER INDIA FUND

Q U A R T E R L Y   R E P O R T   7 / 3 1 / 9 8

[two-column format]

PLEASE CALL PIONEER AT 1-800-225-6292 FOR ASSISTANCE WITH YOUR ACCOUNT OR TO REQUEST INFORMATION ON ANY OF PIONEER'S STOCK, BOND OR MONEY MARKET FUNDS.

----------------------------------------------------------
C l a s s   A   S h a r e s
----------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS

                   NET ASSET               PUBLIC OFFERING
PERIOD               VALUE                      PRICE*
----------------------------------------------------------
AS OF JULY 31, 1998

Life-of-Fund
(6/23/94)           -15.48%                     -16.69%
1 Year              -31.71                      -35.61
----------------------------------------------------------
AS OF JUNE 30, 1998

Life-of-Fund
(6/23/94)           -16.35%                      -17.57%
1 Year              -29.65                       -33.73

----------------------------------------------------------
C l a s s   B   S h a r e s
----------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS

PERIOD              IF HELD                IF REDEEMED**
----------------------------------------------------------
AS OF JULY 31, 1998

Life-of-Fund
(6/23/94)           -16.12%                     -16.53%
1 Year              -32.12                      -34.83
----------------------------------------------------------
AS OF JUNE 30, 1998

Life-of-Fund
(6/23/94)           -17.02%                      -17.43%
1 Year              -30.20                       -33.00

----------------------------------------------------------
C l a s s   C   S h a r e s
----------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS

PERIOD              IF HELD                IF REDEEMED***
----------------------------------------------------------
AS OF JULY 31, 1998

Life-of-Fund
(1/31/96)           -13.08%                     -13.08%
1 Year              -32.48                      -32.48
----------------------------------------------------------
AS OF JUNE 30, 1998

Life-of-Fund
(1/31/96)           -14.44%                      -14.44%
1 Year              -30.45                       -30.45
----------------------------------------------------------

* Reflects deduction of the maximum 5.75% sales charge at the beginning of the period.
** Reflects deduction of the maximum applicable contingent deferred sales charge (CDSD) at the end of the period. The maximum CDSC of 4% declines over six years.
*** The 1% contingent deferred sales charge (CDSC) applies to redemptions made within one year of purchase.

    All total returns shown assume reinvestment of distributions at net asset value.

[logo PIONEER] PIONEER FAMILY OF MUTUAL FUNDS
               60 STATE STREET
               BOSTON, MASSACHUSETTS 02109
               WWW.PIONEERFUNDS.COM

--------------------------------------------------------------------------------
S h a r e   P r i c e s   a n d   D i s t r i b u t i o n s
--------------------------------------------------------------------------------

NET ASSET VALUE PER SHARE          7/31/98        4/30/98

Class A Shares                      $5.75          $7.06
Class B Shares                       5.58           6.87
Class C Shares                       5.53           6.84

DISTRIBUTIONS PER SHARE       INCOME         SHORT-TERM     LONG-TERM
(4/30/98 - 7/31/98)           DIVIDENDS      CAPITAL GAINS  CAPITAL GAINS

Class A Shares                   --               --             --
Class B Shares                   --               --             --
Class C Shares                   --               --             --

--------------------------------------------------------------------------------
I n v e s t e m e n t   R e t u r n s
--------------------------------------------------------------------------------

These charts show the growth of a $10,000 investment made in Pioneer India Fund, compared to the growth of the Morgan Stanley Capital International (MSCI) Emerging Asia Free Index of 10 markets.

[shaded] Pioneer India Fund+  [dotted] MSCI Emerging Markets Asia Free Index

Class A Shares*    [Fund: $4,721 (6/94-7/98)] [MSCI: $3,921 (6/94-7/98)]

Class B Shares**   [Fund: $4,758 (6/94-7/98)] [MSCI: $3,921 (6/94-7/98)]

Class C Shares***  [Fund: $7,045 (1/96-7/98)] [MSCI: $3,951 (1/96-7/98)]

+ Index comparisons begin 6/30/94 for Class A and B Shares.  The Morgan Stanley
  Capital International (MSCI) Emerging Markets Asia Free Index is an unmanaged, capitalization-weighted measure of securities trading in [10] Asian emerging markets; it reflects only those securities available to foreign investors. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in the Index.

  Past performance does not guarantee future results. Return and share price fluctuate, and your shares, when redeemed, may be worth more or less than their original cost.

                                                                       0998-5555
                              [copyright symbol] Pioneer Funds Distributor, Inc.
                                     [recycled symbol] PRINTED ON RECYCLED PAPER